Exhibit 99.0

For Immediate Release	Contact:	Gabrielle Shanin
May 2, 2007		(973) 802-7779

PRUDENTIAL FINANCIAL, INC.

ANNOUNCES FIRST QUARTER 2007 RESULTS

NEWARK, N.J. – Prudential Financial, Inc. (NYSE: PRU) today reported net income for its Financial Services Businesses of $1.025 billion ($2.18 per Common share) for the first quarter of 2007, compared to $675 million ($1.38 per Common share) for the year-ago quarter. After-tax adjusted operating income for the Financial Services Businesses was $868 million ($1.85 per Common share) for the first quarter of 2007, compared to $669 million ($1.36 per Common share) for the first quarter of 2006. Results for the year-ago quarter included pre-tax expenses of $176 million (approximately 25 cents per Common share) related to obligations and costs we retained in connection with businesses contributed to the retail securities brokerage joint venture with Wachovia, primarily to increase a reserve for estimated settlement costs related to market timing issues. Adjusted operating income is a non-GAAP measure as discussed below.

“Each of our divisions recorded earnings growth in the first quarter, and we’re off to a strong start toward achieving our goals for the year. In the Insurance Division, we are continuing to benefit from expanding distribution coupled with innovative products, especially in the individual annuity market where there is a growing focus on retirement solutions. Our Investment Division is benefiting from solid growth in assets under management and strong returns from our investment in the retail brokerage joint venture with Wachovia, and we are continuing to build our Retirement business where we see major long-term growth opportunities. Our International businesses are continuing to perform well, registering excellent returns and sustained growth,” said Chairman and CEO Arthur F. Ryan.

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“We continue to believe that Prudential Financial will achieve Common Stock earnings per share in the range of $6.80 to $7.00 based on after-tax adjusted operating income of the Financial Services Businesses. This expectation assumes appreciation in the S&P 500 index of 2 percent per quarter for the balance of the year,” Ryan said. The 2007 expectation is subject to change if this assumption is not realized and as discussed under “Forward-Looking Statements and Non-GAAP Measures” below.

Adjusted operating income is not calculated under generally accepted accounting principles (GAAP). Information regarding adjusted operating income, a non-GAAP measure, is discussed later in this press release under “Forward-Looking Statements and Non-GAAP Measures,” and a reconciliation of adjusted operating income to the most comparable GAAP measure is provided in the tables that accompany this release.

The company acquired the variable annuity business of The Allstate Corporation on June 1, 2006. Results of the Financial Services Businesses include the results of this business from the date of acquisition.

Financial Services Businesses

Prudential Financial’s Common Stock (NYSE:PRU) reflects the performance of its Financial Services Businesses, which consist of its Insurance, Investment, and International Insurance and Investments divisions and its Corporate and Other operations.

In the following business-level discussion, adjusted operating income refers to pre-tax results.

The Insurance division reported adjusted operating income of $318 million for the first quarter of 2007, compared to $298 million in the year-ago quarter. Our Individual Life segment reported adjusted operating income of $101 million for the current quarter, compared to $133 million in the year-ago quarter, as current quarter mortality experience was less favorable than that of the year-ago quarter. Our Individual Annuities segment reported adjusted operating income of $166 million in the current quarter, an increase of $48 million from the year-ago quarter, including a $23 million contribution to current quarter results from the variable annuity business we acquired

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from Allstate. The remainder of the increase reflected higher asset-based fees due to growth in variable annuity account values. Our Group Insurance segment reported adjusted operating income of $51 million in the current quarter, a $4 million increase from the year-ago quarter. Current quarter results benefited from more favorable group life claims experience than that of the year-ago quarter, which was partly offset by less favorable disability claims experience.

The Investment division reported adjusted operating income of $428 million for the first quarter of 2007, compared to $240 million in the year-ago quarter. The Retirement segment reported adjusted operating income of $148 million for the current quarter, an increase of $11 million from the year-ago quarter. Current quarter results benefited from a greater contribution from investment income net of interest costs, reflecting increased balances for institutional investment products and a higher portfolio yield, as well as higher fees reflecting growth of full service retirement account values. The Asset Management segment reported adjusted operating income of $184 million for the current quarter, an increase of $15 million from the year-ago quarter, as current quarter results benefited from higher asset management fees reflecting growth in assets under management. Current quarter results for the segment’s proprietary investing business included income of $20 million from changes in market value in a fixed income investment fund, which essentially offset lower real estate related income in that business. Our Financial Advisory segment, which reflects our retail securities brokerage joint venture with Wachovia, reported adjusted operating income of $96 million for the current quarter compared to a loss of $66 million in the year-ago quarter. Our 38% share of the venture resulted in adjusted operating income of $111 million for the current quarter, compared to $69 million in the year-ago quarter, reflecting a strong current quarter contribution to the venture’s commissions and other income from equity syndication activities. The segment’s results for the current quarter include expenses of $14 million related to obligations and costs we retained in connection with the contributed businesses primarily for litigation and regulatory matters. Results for the year-ago quarter include $176 million of such costs, primarily to increase a reserve for estimated settlement costs related to market timing issues which the company settled in August 2006. Results for the year-ago quarter also include income of $42 million from securities relating to trading exchange memberships.

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The International Insurance and Investments division reported adjusted operating income of $475 million for the first quarter of 2007, compared to $382 million in the year-ago quarter. The International Insurance segment reported adjusted operating income of $413 million for the current quarter, compared to $338 million for the year-ago quarter. The segment’s Life Planner insurance operations reported adjusted operating income of $270 million for the current quarter, an increase of $42 million from the year-ago quarter. The increase reflected continued business growth and improved net investment spreads, as well as a favorable impact of $9 million, versus the year-ago quarter, from foreign currency exchange rates. The segment’s Gibraltar Life operations reported adjusted operating income of $143 million for the current quarter, an increase of $33 million from the year-ago quarter. Current quarter results benefited from improved net investment spreads and a more favorable level of policy benefits and expenses than that of the year- ago quarter. The International Investments segment reported adjusted operating income of $62 million for the current quarter, compared to $44 million in the year-ago quarter. The increase came primarily from fees associated with strong mutual fund sales in Korea during the current quarter as well as income on an equity-related investment, together with improved results from the segment’s trading activities. Current quarter results include income of $11 million from market value changes in securities relating to exchange memberships, while results for the year-ago quarter included similar income amounting to $15 million.

Corporate and Other operations resulted in adjusted operating income of $12 million in the first quarter of 2007, compared to $26 million in the year-ago quarter. The decrease reflects a lower contribution from investment income, net of interest expense. Results for the current quarter and the year-ago quarter each include approximately $13 million from investment income net of interest costs related to investment of proceeds of a $2 billion issue of convertible securities which the company has called for redemption in May 2007.

Assets under management amounted to $630 billion at March 31, 2007, compared to $547 billion a year earlier and $616 billion at December 31, 2006.

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Net income of the Financial Services Businesses for the first quarter of 2007 amounted to $1.025 billion, compared to $675 million in the year-ago quarter. Current quarter net income includes $140 million of pre-tax net realized investment gains and related charges and adjustments, primarily reflecting sales of equity securities in our Japanese insurance operations. Net realized investment gains in the current quarter include $29 million of losses from impairments and sales of credit-impaired securities. At March 31, 2007, gross unrealized losses on general account fixed maturity investments of the Financial Services Businesses amounted to $551 million, including $492 million on investment-grade securities, which are substantially all interest rate related. Gross unrealized losses on general account fixed maturity investments of the Financial Services Businesses amounted to $652 million at year-end 2006.

Net income for the current quarter also reflects pre-tax increases of $82 million in recorded asset values and $62 million in recorded liabilities representing changes in value which will ultimately accrue to contractholders. These changes primarily represent interest rate related mark-to-market adjustments. Net income for the current quarter also includes $19 million of pre-tax income from divested businesses.

Current quarter net income also includes $36 million of income (net of related taxes) from discontinued operations primarily reflecting a tax benefit associated with a discontinued international business.

Net income of the Financial Services Businesses for the year-ago quarter included $50 million of net realized investment gains and related charges and adjustments, decreases of $114 million in recorded assets and $66 million in recorded liabilities for which changes in value will ultimately accrue to contractholders, and income of $13 million from divested businesses, in each case before income taxes.

Closed Block Business

Prudential’s Class B Stock, which is not traded on any exchange, reflects the performance of its Closed Block Business.

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The Closed Block Business includes our in-force participating life insurance and annuity policies, and assets that are being used for the payment of benefits and policyholder dividends on these policies, as well as other assets and equity that support these policies. We have ceased offering these participating policies.

The Closed Block Business reported income from continuing operations before income taxes of $137 million for the first quarter of 2007 and $84 million for the year-ago quarter. Closed Block Business results included net realized investment gains of $207 million in the current quarter and $60 million in the year-ago quarter. The Closed Block Business reported net income for the first quarter of 2007 of $95 million, compared to $58 million for the year-ago quarter.

Consolidated Results

There is no legal separation of the Financial Services Businesses and the Closed Block Business, and holders of the Common Stock and the Class B Stock are both common stockholders of Prudential Financial, Inc.

On a consolidated basis, which includes the results of both the Financial Services Businesses and the Closed Block Business, Prudential Financial, Inc. reported net income of $1.120 billion for the first quarter of 2007 and $733 million for the year-ago quarter.

Share Repurchases and Issuance

During the first quarter of 2007, the company acquired 8.4 million shares of its Common Stock, at a total cost of $749 million. From the commencement of share repurchases in May 2002, through March 31, 2007, the company has acquired 160.8 million shares of its Common Stock at a total cost of $8.637 billion.

Forward-Looking Statements and Non-GAAP Measures

Certain of the statements included in this release, including (but not limited to) those in the third paragraph hereof, constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,”

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“anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of stock, real estate, and other financial markets; (2) interest rate fluctuations; (3) reestimates of our reserves for future policy benefits and claims; (4) differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (5) changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill; (6) changes in our claims-paying or credit ratings; (7) investment losses and defaults; (8) competition in our product lines and for personnel; (9) changes in tax law; (10) economic, political, currency and other risks relating to our international operations; (11) fluctuations in foreign currency exchange rates and foreign securities markets; (12) regulatory or legislative changes; (13) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (14) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (15) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (16) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions; (17) changes in statutory or U.S. GAAP accounting principles, practices or policies; (18) changes in assumptions for retirement expense; (19) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and continue share

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repurchases, and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends or distributions; and (20) risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

Adjusted operating income is a non-GAAP measure of performance of our Financial Services Businesses. Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax profile. Realized investment gains (losses) representing profit or loss of certain of our businesses which primarily originate investments for sale or syndication to unrelated investors, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Realized investment gains and losses from products that are free standing derivatives or contain embedded derivatives, and from associated derivative portfolios that are part of an economic hedging program related to the risk of those products, are included in adjusted operating income. Adjusted operating income also excludes investment gains and losses on trading account assets supporting insurance liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values will ultimately accrue to contractholders. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of these transactions. In addition, adjusted operating income excludes the results of divested businesses, which are not relevant to our ongoing operations. Discontinued operations, which is presented as a separate component of net income under GAAP, is also excluded from adjusted operating income.

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We believe that the presentation of adjusted operating income as we measure it for management purposes enhances understanding of the results of operations of the Financial Services Businesses by highlighting the results from ongoing operations and the underlying profitability of our businesses. However, adjusted operating income is not a substitute for income determined in accordance with GAAP, and the excluded items are important to an understanding of our overall results of operations. The schedules accompanying this release provide a reconciliation of adjusted operating income for the Financial Services Businesses to income from continuing operations in accordance with GAAP.

Our expectation of Common Stock earnings per share is based on after-tax adjusted operating income. Because we do not predict future realized investment gains / losses or recorded changes in asset and liability values that will ultimately accrue to contractholders, we cannot provide a measure of our Common Stock earnings per share expectation based on income from continuing operations of the Financial Services Businesses, which is the GAAP measure most comparable to adjusted operating income.

The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2006, should be considered by readers when reviewing forward-looking statements contained in this release. Additional historical information relating to our financial performance is located on our Web site at www.investor.prudential.com.

Earnings Conference Call

Members of Prudential’s senior management will host a conference call on Thursday, May 3, 2007 at 11 a.m. ET, to discuss with the investment community the company’s first quarter results. The conference call will be broadcast live over the company’s Investor Relations Web site at: www.investor.prudential.com. Please log on fifteen minutes early in the event necessary software needs to be downloaded. The call will remain on the Investor Relations Web site for replay through May 11. Institutional investors, analysts, and other members of the professional

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financial community are invited to listen to the call and participate in Q&A by dialing (877) 777-1971 (domestic callers) or (612) 332-0226 (international callers). All others are encouraged to dial into the conference call in listen-only mode, using the same numbers. To listen to a replay of the conference call starting at 2:30 p.m. on May 3, through May 10, dial (800) 475-6701 (domestic callers) or (320) 365-3844 (international callers). The access code for the replay is 850218.

Prudential Financial, Inc. (NYSE: PRU), a financial services leader with approximately $630 billion of assets under management as of March 31, 2007, has operations in the United States, Asia, Europe, and Latin America. Leveraging its heritage of life insurance and asset management expertise, Prudential is focused on helping individual and institutional customers grow and protect their wealth. The company’s well-known Rock symbol is an icon of strength, stability, expertise and innovation that has stood the test of time. Prudential’s businesses offer a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, asset management, and real estate services. For more information, please visit www.prudential.com.

Financial Highlights

(in millions, except per share data, unaudited)

	Three Months Ended March 31
	2007	2006
Financial Services Businesses Income Statement Data:
Adjusted Operating Income (1):
Revenues:
Premiums	$2,720	$2,604
Policy charges and fee income	784	662
Net investment income	2,054	1,812
Asset management fees, commissions and other income	1,149	1,054

Total revenues	6,707	6,132

Benefits and expenses:
Insurance and annuity benefits	2,763	2,577
Interest credited to policyholders’ account balances	745	652
Interest expense	274	212
Other expenses	1,692	1,745

Total benefits and expenses	5,474	5,186

Adjusted operating income before income taxes	1,233	946
Income taxes, applicable to adjusted operating income	365	277

Financial Services Businesses after-tax adjusted operating income (1)	868	669

Realized investment gains (losses), net, and related charges and adjustments	140	50
Investment gains (losses) on trading account assets supporting insurance liabilities, net	82	(114)
Change in experience-rated contractholder liabilities due to asset value changes	(62)	66
Divested businesses	19	13
Equity in earnings of operating joint ventures	(120)	(78)

Total pre-tax adjustments	59	(63)
Income taxes, not applicable to adjusted operating income	15	(24)

Total adjustments, after income taxes	44	(39)

Income from continuing operations (after-tax) of Financial Services Businesses before equity in earnings of operating joint ventures	912	630
Equity in earnings of operating joint ventures, net of taxes	77	51

Income from continuing operations (after-tax) of Financial Services Businesses	989	681
Income (loss) from discontinued operations, net of taxes	36	(6)

Net income of Financial Services Businesses	$1,025	$675

Direct equity adjustment for earnings per share calculation (2)	15	19

Earnings available to holders of Common Stock after direct equity adjustment:
Based on net income	$1,040	$694

Based on after-tax adjusted operating income	$883	$688

See footnotes on last page.

Financial Highlights

(in millions, except per share data, unaudited)

	Three Months Ended March 31
	2007	2006
Earnings per share of Common Stock (diluted) (2):

Financial Services Businesses after-tax adjusted operating income	$1.85	$1.36
Realized investment gains (losses), net, and related charges and adjustments	0.29	0.10
Investment gains (losses) on trading account assets supporting insurance liabilities, net	0.17	(0.23)
Change in experience-rated contractholder liabilities due to asset value changes	(0.13)	0.13
Divested businesses	0.04	0.03
Equity in earnings of operating joint ventures	(0.25)	(0.15)

Total pre-tax adjustments	0.12	(0.12)
Income taxes, not applicable to adjusted operating income	0.03	(0.05)

Total adjustments, after income taxes	0.09	(0.07)

Income from continuing operations (after-tax) of Financial Services Businesses before equity in earnings of operating joint ventures	1.94	1.29
Equity in earnings of operating joint ventures, net of taxes	0.16	0.10

Income from continuing operations (after-tax) of Financial Services Businesses	2.10	1.39
Income (loss) from discontinued operations, net of taxes	0.08	(0.01)

Net income of Financial Services Businesses	$2.18	$1.38

Weighted average number of outstanding Common shares (diluted basis)	477.2	504.1

Financial Services Businesses Attributed Equity (as of end of period):
Total attributed equity	$22,265	$21,229
Per share of Common Stock - diluted	47.05	42.43
Attributed equity excluding accumulated other comprehensive income related to unrealized gains and losses on investments and pension/postretirement benefits	$21,657	$20,695
Per share of Common Stock - diluted	45.77	41.37
Number of diluted shares at end of period	473.2	500.3

Adjusted operating income before income taxes, by Segment (1):
Individual Life	$101	$133
Individual Annuities	166	118
Group Insurance	51	47

Total Insurance Division	318	298

Asset Management	184	169
Financial Advisory	96	(66)
Retirement	148	137

Total Investment Division	428	240

International Insurance	413	338
International Investments	62	44

Total International Insurance and Investments Division	475	382

Corporate and other operations	12	26

Financial Services Businesses adjusted operating income before income taxes	1,233	946

Realized investment gains (losses), net, and related charges and adjustments	140	50
Investment gains (losses) on trading account assets supporting insurance liabilities, net	82	(114)
Change in experience-rated contractholder liabilities due to asset value changes	(62)	66
Divested businesses	19	13
Equity in earnings of operating joint ventures	(120)	(78)

Total pre-tax adjustments	59	(63)

Income from continuing operations before income taxes and equity in earnings of operating joint ventures - Financial Services Businesses	$1,292	$883

See footnotes on last page.

Financial Highlights

(in millions, except per share data or as otherwise noted, unaudited)

	Three Months Ended March 31
	2007	2006
Insurance Division:

Individual Life Insurance Sales (3):
Excluding corporate-owned life insurance
Variable life	$48	$21
Universal life	44	40
Term life	49	31

Total excluding corporate-owned life insurance	141	92
Corporate-owned life insurance	5	1

Total	$146	$93

Fixed and Variable Annuity Sales and Account Values:
Gross sales	$2,800	$2,157

Net sales	$409	$503

Total account value at end of period	$79,270	$57,122

Group Insurance New Annualized Premiums (4):
Group life	$103	$206
Group disability	92	74

Total	$195	$280

Investment Division:

Asset Management Segment:
Assets managed by Investment Management and Advisory Services (in billions, as of end of period):
Institutional customers	$161.0	$138.7
Retail customers	84.2	75.6
General account	168.9	157.8

Total Investment Management and Advisory Services	$414.1	$372.1

Institutional Assets Under Management (in billions):
Gross additions, other than money market	$5.9	$7.3

Net additions, other than money market	$1.2	$3.3

Retail Assets Under Management (in billions):
Gross additions, other than money market	$3.0	$2.7

Net additions, other than money market	$0.3	$0.4

Wrap-fee Product Assets Under Administration (in billions):
Gross additions	$5.8	$6.9

Net additions	$2.0	$2.8

Assets under administration at end of period	$72.3	$59.1

Retirement Segment:
Full Service:
Deposits and sales	$4,003	$5,381

Net additions (withdrawals)	$570	$(90)

Institutional Investment Products:
Gross additions	$1,533	$1,536

Net withdrawals	$(210)	$(916)

International Insurance and Investments Division:

International Insurance New Annualized Premiums (5):
Actual exchange rate basis	$299	$289

Constant exchange rate basis	$319	$308

See footnotes on last page.

Financial Highlights

(in millions, except per share data or as otherwise noted, unaudited)

	Three Months Ended March 31
	2007	2006
Closed Block Business Data:
Income Statement Data:
Revenues	$1,991	$1,851
Benefits and expenses	1,854	1,767

Income from continuing operations before income taxes	137	84
Income taxes	44	26

Closed Block Business income from continuing operations	93	58
Income from discontinued operations, net of taxes	2	—

Closed Block Business net income	$95	$58

Direct equity adjustment for earnings per share calculation (2)	(15)	(19)

Earnings available to holders of Class B Stock after direct equity adjustment—based on net income	$80	$39

Income from continuing operations per share of Class B Stock	39.00	19.50
Income from discontinued operations, net of taxes per share of Class B Stock	1.00	—

Net income per share of Class B Stock	$40.00	$19.50

Weighted average diluted shares outstanding during period	2.0	2.0

Closed Block Business Attributed Equity (as of end of period):
Total attributed equity	$1,271	$1,105
Per Share of Class B Stock	635.50	552.50
Attributed equity excluding accumulated other comprehensive income related to unrealized gains and losses on investments and pension/postretirement benefits	$1,269	$1,032
Per Share of Class B Stock	634.50	516.00
Number of Class B Shares at end of period	2.0	2.0

Consolidated Data:
Consolidated Income Statement Data:
Revenues	$8,821	$7,850
Benefits and expenses	7,392	6,883

Income from continuing operations before income taxes and equity in earnings of operating joint ventures	1,429	967
Income tax expense	424	279

Income from continuing operations before equity in earnings of operating joint ventures	1,005	688
Equity in earnings of operating joint ventures, net of taxes	77	51

Income from continuing operations	1,082	739
Income (loss) from discontinued operations, net of taxes	38	(6)

Consolidated net income	$1,120	$733

Net income:
Financial Services Businesses	$1,025	$675
Closed Block Business	95	58

Consolidated net income	$1,120	$733

Assets and Asset Management Information (in billions, as of end of period)
Total assets	$458.9	$424.0
Assets under management (at fair market value):
Managed by Investment Division:
Asset Management Segment - Investment Management and Advisory Services	$414.1	$372.1
Non-proprietary assets under management	53.4	51.3

Total managed by Investment Division	467.5	423.4
Managed by International Insurance and Investments Division	88.8	74.5
Managed by Insurance Division	73.5	49.5

Total assets under management	629.8	547.4
Client assets under administration	117.2	100.0

Total assets under management and administration	$747.0	$647.4

See footnotes on last page.

(1)	Adjusted operating income is a non-GAAP measure of performance of our Financial Services Businesses that excludes “Realized investment gains (losses), net”, as adjusted, and related charges and adjustments; net investment gains and losses on trading account assets supporting insurance liabilities; change in experience-rated contractholder liabilities due to asset value changes; results of divested businesses and discontinued operations; and the related tax effects thereof. Adjusted operating income includes equity in earnings of operating joint ventures and the related tax effects thereof.

Realized investment gains (losses) representing profit or loss of certain of our businesses which primarily originate investments for sale or syndication to unrelated investors, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Realized investment gains and losses from products that are free standing derivatives or contain embedded derivatives, and from associated derivative portfolios that are part of an economic hedging program related to the risk of those products, are included in adjusted operating income. Revenues and benefits and expenses shown as components of adjusted operating income, are presented on the same basis as pre-tax adjusted operating income and are adjusted for the items above as well.

Adjusted operating income does not equate to “Income from continuing operations” as determined in accordance with GAAP but is the measure of profit or loss we use to evaluate segment performance. Adjusted operating income is not a substitute for income determined in accordance with GAAP, and our definition of adjusted operating income may differ from that used by other companies. The items above are important to an understanding of our overall results of operations. However, we believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability factors of our businesses.

(2)	Net income for the Financial Services Businesses and the Closed Block Business is determined in accordance with GAAP and includes general and administrative expenses charged to each of the businesses based on the Company’s methodology for allocation of such expenses. Cash flows between the Financial Services Businesses and the Closed Block Business related to administrative expenses are determined by a policy servicing fee arrangement that is based upon insurance and policies in force and statutory cash premiums. To the extent reported administrative expenses vary from these cash flow amounts, the differences are recorded, on an after-tax basis, as direct equity adjustments to the equity balances of each business. The direct equity adjustments modify earnings available to holders of Common Stock and Class B Stock for earnings per share purposes. Earnings per share of Common Stock based on adjusted operating income of the Financial Services Businesses reflects these adjustments as well.

(3)	Scheduled premiums from new sales on an annualized basis and first year excess premiums and deposits on a cash-received basis.

(4)	Amounts exclude new premiums resulting from rate changes on existing policies, from additional coverage issued under our Servicemembers’ Group Life Insurance contract, and from excess premiums on group universal life insurance that build cash value but do not purchase face amounts. Group insurance new annualized premiums include premiums from the takeover of claim liabilities. Group disability amounts include long-term care products.

(5)	Annualized new business premiums. Actual amounts reflect the impact of currency fluctuations. Constant exchange rate amounts are translated to U.S. dollars at uniform exchange rates for all periods presented, including Japanese yen, 102 per U.S. dollar; Korean won 1030 per U.S. dollar. Single premium business for the Company’s international insurance operations is included in annualized new business premiums based on a 10% credit.